EXHIBIT 10.12

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$10,000,000.00	05-14-2003	06-30-2005	0054468275			***

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing “***” has been omitted due to text length limitations.

Borrower:	BIOLASE TECHNOLOGY, INC. 981 Calle Amancer San Clemente, CA 92673	Lender:	BANK OF THE WEST Newport Beach BBC #163 4400 MacArthur Boulevard Newport Beach, CA 92660 (888) 457-2692

Principal Amount: $10,000,000.00	Date of Agreement: June 1, 2004

DESCRIPTION OF EXISTING INDEBTEDNESS.

Credit Agreement (LINE OF CREDIT) dated May 14, 2003 in the original principal amount of $4,500,000.00.

DESCRIPTION OF COLLATERAL.

UCC-1 blanket lien on all equipment, inventory, accounts, documents, monies and assets.

DESCRIPTION OF CHANGE IN TERMS.

1. Modification of Credit Percentage. The Credit Percentage provided for in Section 1.1.7 of the Credit Agreement shall be changed to 10%.

2. Extension of Expiration Date. The Expiration Date provided for in Section 1.1.17 of the Credit Agreement shall be extended to June 30, 2005.

3. Change in Line of Credit Dollar Amount. The dollar amount for Line of Credit provided for in Section 2.1.1 of the Credit Agreement shall be changed to $10,000,000.00.

4. Modification of Reporting and Certification Requirements. Section 6.1 (i) of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

6.1. (i) Not later than 105 days after the end of each of the Borrower’s fiscal years, a copy of the annual financial report of the Borrower for such year audited by a firm of certified public accountants acceptable to the Lender.

5. Deleting Reporting and Certification Requirements. Section 6.1 (iii) of the Credit Agreement is deleted in its entirety.

6. Modification of Financial Condition. Section 6.2 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

6.2 Financial Condition: The Borrower promises and agrees, during the term of this Agreement and until payment in full of all of the Borrower’s Obligations, the Borrower will maintain at all times:

(i) A minimum Effective Tangible Net Worth of at least $30,000,000.00.

(ii) A ratio of Debt to Effective Tangible Net Worth of not more than 1.000 to 1.000.

(iii) Cash, cash equivalents and marketable securities of not less than $20,000,000.00.

(iv) Profitability by not allowing any quarterly losses.

(v) A ratio of Funded Debt to EBITDA of not more than 1.25 to 1 at the end of each fiscal quarter, with EBITDA based upon the immediately preceding three fiscal quarters and the current quarter just ended.

7. Deleting Payment of Dividends, Redemption or Repurchase of Stock, Additional indebtedness, Loans, Liens and Encumbrances and Capital Expense. Section 6.9, 6.10, 6.11, 6.12, 6.13 and 6.18 of the Credit Agreement are deleted in their entirety.

8. Conditions Precedent. As a condition precedent to the effectiveness of this Change In Terms Agreement, Borrower agrees to pay to Lender a fee of $25,000.00.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

CONTINUED ON NEXT PAGE

CHANGE IN TERMS AGREEMENT

(Continued)

Loan No: 0054468275

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

CIT SIGNERS:

BIOLASE TECHNOLOGY, INC.

By:	/s/ JEFFREY W. JONES	By:	/s/ EDSON J. ROOD
	Jeffrey W. Jones, President of BIOLASE TECHNOLOGY, INC.		Edson J. Rood, Chief Financial Officer of BIOLASE TECHNOLOGY, INC.

BANK OF THE WEST

By:	/s/ JAMES E. MARTIN
James E. Martin, Vice President of BANK OF THE WEST